# NOTE AMENDMENT AGREEMENT

THIS AGREEMENT made as of September 25, 2003 between PRWT SERVICES, INC., a Pennsylvania Corporation (hereinafter called "Maker") and PIDC LOCAL DEVELOPMENT CORPORATION (hereinafter called "Payee"):

WITNESSETH

WHEREAS, on August 3, 1999, PRWT Comserv, Inc. executed and delivered to Payee a Note in the original amount of Two Million Dollars ($2,000,000.00); and

WHEREAS, PRWT Comserv, Inc. is unable to fulfill its obligations under the original Note; and

WHEREAS, Maker executed a Guaranty of Obligations on August 3, 1999 guaranteeing all of the terms, conditions and payment of said Note; and

WHEREAS, Maker agrees to fulfill its obligations under the Guaranty of Obligations and make all payments due and owing under said Guaranty of Obligations; and

WHEREAS, Payee has agreed to accept payments directly from Maker and has also agreed to reduce the interest rate under the Note from 8% per annum to 5 ¼% per annum.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

1. Maker hereby agrees to pay to Payee the remaining balance due and owing under said Note in the amount of One Million Five Hundred Twenty Two Thousand Two Hundred Ten Dollars and Fifty Seven Cents ($1,522,210.57) as of September 25, 2003 together with interest at the rate of 5 ¼% per annum in One Hundred Twenty (120) monthly installments the first of which shall be in the amount of Twenty Thousand One Hundred Ninety One Dollars and Ninety-

Seven Cents ($20,191.97) due on October 1, 2003 and the remaining 119 payments shall be in equal amounts of Sixteen Thousand Three Hundred Thirty Two Dollars and Six Cents ($16,332.06) commencing on November 1, 2003 and continuing on the 1st day of each month thereafter until September 1, 2013 at which time any remaining unpaid balance of principal and accrued interest shall also be due and payable.

2. Maker agrees to pay to the Philadelphia Industrial Development Corporation, Agent for Payee, for services rendered a monthly service charge of Two Hundred One Dollars and Ninety-Two Cents ($201.92) commencing October 1, 2003, and thereafter a monthly service charge of One Hundred Sixty Three Dollars and Thirty-Two Cents ($163.32) commencing November 1, 2003 and continuing on the 1st day of each month thereafter. In the event Maker prepays all or part of the remaining principal balance due hereunder, Maker shall pay to the Philadelphia Industrial Development Corporation, Agent for Payee, at the time of such prepayment, an amount equal to ½ of 1% of the total amount prepaid.

3. All of the other remaining terms and provisions of the Note not inconsistent herewith shall remain in full force and effect.

PRWT SERVICES, INC.

Attest: ______________________
Secretary

By: ______________________
President

PIDC LOCAL DEVELOPMENT CORPORATION

Attest: ______________________
Assistant Secretary

By: ______________________
Senior Vice President

COPY

Consent

The Undersigned being all of the Guarantors of the aforesaid Note hereby agree to this Note Amendment Agreement contained herein and agree that the Guaranty of Obligations that they executed on August 3, 1999 shall remain in full and effect.

Witness: ______________ By: ______________ (SEAL)
Willie F. Johnson

Witness: ______________ By: ______________ (SEAL)
William Turner

Witness: ______________ By: ______________ (SEAL)
Melonease Shaw

Witness: ______________ By: ______________ (SEAL)
Fletcher Wiley

COPY